SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 14, 2005


                         STRIKEFORCE TECHNOLOGIES, INC.
                         ------------------------------


        New Jersey                                               22-3827597
----------------------------- ---------------------------- ---------------------
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)


        1090 King Georges Post Road, Suite 108, Edison, NJ       08837
        --------------------------------------------------    ----------
            (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code:             (732) 661 9641



                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01     OTHER EVENTS

1.   Litigation.

On December 8, 2005, Verid, Inc., a Delaware corporation, filed suit against StrikeForce Technologies, Inc. (the "Company") in the United States District Court for the Southern District of Florida alleging trademark infringement, unfair competition and false designation of origin. While no prediction may be made as to the outcome of the litigation, the Company intends to defend against this action vigorously.

2.   Common Stock Approved for Trading.

On December 14, 2005, the Company issued a press release announcing that its common stock had been approved for trading on the NASD Over-The-Counter Bulletin Board. A copy of the press release is furnished within this report as Exhibit 99.1.

The information in this report is being furnished, and is not deemed as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, unless specifically stated so therein.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 A copy of the  StrikeForce  Technologies,  Inc. Press Release dated
             December 14, 2005

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         STRIKEFORCE TECHNOLOGIES, INC.

                                (Registrant)



                         By: /s/ Mark L. Kay
                         -----------------------
                         Mark L. Kay
                         Chief Executive Officer




Dated: January 6, 2005